REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To U.S. Bank National Association, Owner Trustee, The Bank of New York Mellon Trust Company, N.A., Bond Trustee, and the Certificateholders of College and University Facility Loan Trust One:

In planning and performing our audit of the financial statements of College and University Facility Loan Trust One (the “Trust”) as of and for the year ended November 30, 2011, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Trust’s internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust’s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). We noted no deficiencies in the Trust’s controls for safeguarding securities, however, we did note the following control deficiency in the Trust’s internal control over financial reporting and its operation that we consider to be a material weakness, as defined above, as of November 30, 2011.

The Trust’s controls over the completeness and accuracy of the allowance for loan losses and the related provision were not designed to appropriately obtain and evaluate relevant and timely information so as to properly record its allowance for loan losses. In addition, the Trust’s risk rating system is not comprehensive to differentiate potential credit risk. As a result of the design deficiencies, we identified inconsistent and or incorrect information used to determine the loan loss reserve. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the financial statements of the Trust as of and for the year ended November 30, 2011 and this report does not affect our report on such financial statements.

This report is intended solely for the information and use of the Owner Trustee and the Bond Trustee of College and University Facility Loan Trust One, and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 13, 2012